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                                                                    EXHIBIT 10.1

                               FIRST AMENDMENT TO
                              MANAGEMENT AGREEMENT

                  This First Amendment (this "Amendment"), dated as of April 27, 2001, by and between Harvest Partners, Inc., a New York corporation ("Harvest"), and Global Energy Equipment Group, L.L.C., a Delaware limited liability company (the "Company").

                                   WITNESSETH:

                  WHEREAS, the Company and Harvest entered into a Management Agreement (the "Agreement"), dated August 1, 2000, whereby Harvest agreed to provide the Company and/or its subsidiaries and affiliates with financial advisory and strategic planning services in exchange for good and valuable consideration; and

                  WHEREAS, the parties hereto desire, and deem it in their own best interests, to amend the Agreement as provided herein.

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained and of the mutual benefits hereby provided, the parties hereto hereby agree as follows:

                  1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meaning assigned to such term in the Agreement.

                  2. Amendments to the Agreement.

                  (a) Section 3(a) of the Agreement is hereby amended and restated in its entirety as follows:

                  "(a) Subject to Sections 3(f) and 4 below, as full payment for the Director Services and Harvest Services to be rendered by the Harvest Directors to the Company hereunder, the Company shall pay to Harvest a fee (the "Harvest Fee") equal to the sum of $1,250,000, (the "Harvest Fee") for each calendar year commencing on August 2 (each, a "Harvest Year"); provided, however, that the Harvest Fee shall be reduced to $750,000 in the event Harvest, its subsidiaries and its affiliates and any fund controlled by Harvest or any of its subsidiaries or affiliates (collectively, the "Harvest Entities") shall collectively hold less than 50% of the common stock of Global Power Equipment Group Inc. held by the Harvest Entities on the date of the consummation of the IPO (as defined below). Except as otherwise provided in Section 3(c) below, the Harvest Fee shall be payable in equal semi-annual installments during each Harvest Year, in advance, on each of August 2 and February 2."

                  (b) Section 3(b) of the Agreement is hereby deleted in its entirety.

                  (c) Section 4 of the Agreement is hereby amended and restated in its entirety as follows:


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                  "4. Term. The term of this Agreement shall commence on the date hereof and shall terminate, subject to the rights of Harvest pursuant to Section 3(c) hereof, upon the earlier of (a) August 1, 2003 (such period being referred to herein as the "Initial Term"), unless this Agreement is automatically renewed as provided in the next succeeding sentence, (b) the date on which this Agreement is terminated for cause as provided in Section 6 below and (c) the date on which the Harvest Entities collectively own less than one-third of the common stock of Global Power Equipment Group Inc. held by the Harvest Entities on the date of the consummation of the IPO. Notwithstanding clause (a) above, commencing on August 1, 2001 and continuing indefinitely thereafter, the term of this Agreement will automatically and immediately be extended for an additional one-year period (each such period being referred to herein as a "Renewal Term") if written notice of termination of this Agreement has not been given by Harvest to the Company. Each Renewal Term shall be deemed to commence immediately after the then-existing last day of the term hereof.

                  (d) Section 7 of the Agreement is hereby amended by adding the following new sentence to the end of Section 7:

                  "The indemnification obligations of this Section 7 shall survive the termination of this Agreement."

                  3. Status of the Agreement; Effectiveness. This Amendment is limited solely for the purposes and to the extent expressly set forth herein and, except as expressly modified hereby, the terms, provisions and conditions of the Agreement shall continue in full force and effect and are hereby ratified and confirmed in all respects. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern. This Amendment shall be effective as of the date on which the initial public offering of shares of common stock of Global Power Equipment Group Inc. (the "IPO") is consummated.

                  4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement binding upon all of the parties hereto.

                  5. Amendment and Restatement. The parties agree that, for convenience of reference, the Agreement and this Amendment shall be restated upon consummation of the IPO.

                  6. Governing Law. This Amendment shall be construed in accordance with, and be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.


                                      *****

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                  IN WITNESS WHEREOF, each of the parties hereto have executed this Amendment effective as of the date first written above.



                                        HARVEST PARTNERS, INC., a New York
                                            corporation



                                        By: /s/ Stephen Eisenstein
                                           -----------------------------------
                                           Name:  Stephen Eisentein
                                           Title: General Partner



                                        GLOBAL ENERGY EQUIPMENT GROUP, L.L.C.,
                                           a Delaware limited liability company


                                        By: /s/ Larry Edwards
                                           -----------------------------------
                                           Name:  Larry Edwards
                                           Title: President & CEO


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